                                                                   Exhibit 4.9


                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (the "AGREEMENT") is entered into as of March 11, 2000, between the undersigned shareholders (the "SHAREHOLDERS") of GlobeNet Communications Group Limited, a Bermuda company (the "COMPANY"), and Worldwide Fiber Inc., a Canadian corporation ("WFI").

     WHEREAS, concurrently with the execution and delivery of this Agreement, WFI and the Company have entered into an Agreement and Plan of Arrangement dated as of March 10, 2000 (the "ARRANGEMENT AGREEMENT"), providing for the exchange of shares of the Company and WFI (the "ARRANGEMENT") pursuant to the terms and conditions of the Arrangement Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Arrangement; and

     WHEREAS, as an inducement and a condition to WFI entering into the Arrangement Agreement, pursuant to which each Shareholder will receive Class A Voting Shares, of WFI as specified in the Arrangement Agreement (the "WFI Class A Stock") in exchange for each common share, par value $1.50 per share, of the Company ("COMMON SHARES") and each share of Class B restricted voting shares, par value $1.50 per share, of the Company ("CLASS B SHARES" and with the Common Shares, collectively, "COMPANY COMMON STOCK") owned by such Shareholder, the Shareholders each have agreed to enter into this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. REPRESENTATIONS OF SHAREHOLDERS. Each of the Shareholders severally represents as to himself or herself that such Shareholder:

          (a) is the holder in the capacity set forth on Exhibit A hereto of that number of shares of Company Common Stock set forth opposite such Shareholder's name on Exhibit A (such Shareholder's "SHARES");

          (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 ACT")) any shares of Company Common Stock other than his or her Shares;

          (c) has the right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Shareholder is a party or by which such Shareholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Shareholder or any of the properties or assets of Shareholder; or (iii) result in the creation of, or impose any obligation on such Shareholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares;

          (d) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Shareholder or any of his affiliates, threatened against such Shareholder or any of his affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on his ability to consummate the transactions contemplated by this Agreement and the Arrangement Agreement. There is no judgment, decree or order against such Shareholder or any of his affiliates or, to the knowledge of such Shareholder or any of his affiliates, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement and the Arrangement Agreement, or that could reasonably be expected to have a material adverse effect on such Shareholder's ability to consummate the transactions contemplated by this Agreement and the Arrangement Agreement.

          (e) the Shares are now and will at all times during the term of this Agreement be held by such Shareholder, or by a nominee or custodian for the account of such Shareholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and except for the Amended and Restated Securityholders' Agreement, dated July 14, 1999 among the Company and 22 shareholders of the Company, there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement.

The representations and warranties contained herein shall be made as of the date hereof and on the date that the Arrangement is consummated.

     2. AGREEMENT TO VOTE SHARES. Each of the Shareholders severally agrees to vote his or her Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of his or her Shares or New Shares to vote, (a) in favor of adoption and approval of the Arrangement Agreement and the Arrangement (and each other action and transaction contemplated by the Arrangement Agreement and this Agreement) at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and (b) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Arrangement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Shareholder severally agrees to deliver to WFI upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Bermuda law, with the total number of such Shareholder's Shares and any New Shares correctly indicated thereon. Each Shareholder also agrees to use his reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     3. NO VOTING TRUSTS. After the date hereof, the Shareholders severally agree that they will not, nor will they permit any entity under their control to, deposit any of their Shares in a voting trust or subject any of their Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with WFI.

     4. NO PROXY SOLICITATIONS. Each of the Shareholders severally agrees that such Shareholder will not, nor will such Shareholder permit any entity under their control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Arrangement or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Arrangement in accordance with the terms of the Arrangement Agreement, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of the Company's shareholders in opposition to or in competition with the consummation of the Arrangement, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Arrangement; provided, that the foregoing shall not restrict any director of the Company from taking any action such director believes is necessary to satisfy such director's fiduciary duty to shareholders of the Company.

     5. TRANSFER AND ENCUMBRANCE. On or after the date hereof, each of the Shareholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber ("TRANSFER") any of his or her Shares or New Shares prior to the earlier of (a) the effective date of the Arrangement or (b) the date this Agreement shall be terminated in accordance with its terms, except that each of the Shareholders will be permitted to Transfer any of his or her Shares or New Shares to an Affiliate (as defined in the Arrangement Agreement) of such Shareholder provided, that such Affiliate agrees in writing to be bound by the terms of this Agreement with respect to such Shares and New Shares.

     6. LEGEND. As soon as practicable after the execution of this Agreement, each Shareholder shall surrender to the Company the certificates representing the Shares in his or her possession (and within 30 days the Shares not in his or her possession), shall cause the following legend to be placed on the certificates representing such Shares (in addition to any existing legend) and shall request that such legend remain thereon until the earlier of (i) expiration or termination of this Agreement or (ii) the consummation of the Arrangement:

          "The shares of capital stock represented by this certificate are subject to a Voting Agreement, dated as of March 10, 2000, among the Shareholders named therein and WFI, which, among other things, (a) restricts the sale or transfer of such shares except in accordance therewith, and (b) restricts the voting of such shares except in accordance therewith."

In the event that WFI requests that a proxy be executed and delivered by a Shareholder to it pursuant to Section 2 hereof, such Shareholder shall promptly surrender to the Company the certificates representing the Shares covered by such proxy and cause the foregoing legend to be revised to add to the end of such legend the following words:

          ", and such shares are also subject to an irrevocable proxy."

Each Shareholder shall provide WFI with reasonably satisfactory evidence of its compliance with this Section 6 on or prior to the date five business days after the execution hereof with respect to Shares in his possession (or within 30 days with respect to Shares not in his possession) or of the request relating to such Shareholder's proxy, as the case may be.

     7. ADDITIONAL PURCHASES. Each of the Shareholders severally agrees that in the event (i) any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of a Shareholder, (ii) such Shareholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock after the execution of this Agreement, or (iii) such Shareholder voluntarily acquires the right to vote or share in the voting of any shares of Company Common Stock other than the Shares (collectively, "NEW SHARES"), such Shareholder agrees to deliver promptly to WFI upon request of WFI an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each of the Shareholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     8. WFI CLASS A STOCK. Each of the Shareholders severally agree, that for a period of 12 months commencing on the date of the Initial Public Offering (as defined in the Arrangement Agreement), not to voluntarily Transfer any of the WFI Class A Stock which it receives pursuant to the Arrangement Agreement, except that each of the Shareholders will be permitted to Transfer any of the WFI Class A Stock which it receives pursuant to the Merger Agreement to an Affiliate of such Shareholder or a limited partner of such Shareholder, provided, that such Transfer is exempt from registration under the Securities Act of 1933, as amended and provided, further, that such

Affiliate or limited partner agrees in writing to be bound by the terms of this Agreement with respect to such shares of WFI Class A Stock.

     9. SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, and that, in the event of any such failure, the other parties will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

     11. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     12. MISCELLANEOUS.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (d) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Arrangement Agreement) or (ii) termination of the Arrangement Agreement.

          (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (f) The obligations of the Shareholders set forth in this Agreement shall not be effective or binding upon any Shareholder until after such time as the Arrangement Agreement is executed and delivered by the Company and WFI, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    WORLDWIDE FIBER INC.


                                    By: ____________________________________
                                    Name:
                                    Title:


                                    THE STOCKHOLDERS:

                                    BOSTON VENTURES LIMITED PARTNERSHIP V

                                    By: Boston Ventures Company V, LLC,
                                        its general partner

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: One Federal Street, 23rd Floor
                                             Boston, Massachusetts 02110-2003
                                             Facsimile: (617) 350-1574


                                    KELSO INVESTMENT ASSOCIATES VI, L.P.

                                    By: Kelso GP VI, LLC, its general partner


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: 320 Park Avenue
                                             24th Floor
                                             New York, New York 10022
                                             Facsimile: (212) 223-2379

                                    KEP VI, L.L.C.



                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: 320 Park Avenue
                                             24th Floor
                                             New York, New York 10022
                                             Facsimile: (212) 223-2379


                                    PROVIDENCE EQUITY PARTNERS III L.P.

                                    By: Providence Equity Partners III L.L.C.,
                                        its general partner


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: Fleet Center, 9th Floor
                                              50 Kennedy Plaza
                                              Providence, Rhode Island 02903
                                              Facsimile: (401) 751-1790


                                    PROVIDENCE EQUITY OPERATING
                                    PARTNERS III L.P.


                                    By: Providence Equity Partners III L.L.C.,
                                        its general partner


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: Fleet Center, 9th Floor
                                             50 Kennedy Plaza
                                             Providence, Rhode Island 02903
                                             Facsimile: (401) 751-1790

                                    SPECTRUM EQUITY INVESTORS III, L.P.


                                    By: Spectrum Equity Associates III, L.P.,
                                        its General Partner


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: One International Place
                                             29th Floor
                                             Boston, Massachusetts 02110
                                             Facsimile: (617) 464-4601


                                    SPECTRUM III ENTREPRENEURS' FUND, L.P.


                                    By: SEI III Enterpreneurs' LLC,
                                        its General Partner


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: One International Place
                                             29th Floor
                                             Boston, Massachusetts 02110
                                             Facsimile: (617) 464-4601


                                    SPECTRUM III INVESTMENT MANAGERS' FUND, L.P.


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: One International Place
                                             29th Floor
                                             Boston, Massachusetts 02110
                                             Facsimile: (617) 464-4601

                                    SANDLER CAPITAL PARTNERS IV, L.P.


                                    By:  Sandler Investment Partners, L.P.,
                                         its general partner


                                    By:  Sandler Capital Management,
                                         its general partner


                                         By: MJDM Corp., a general partner


                                             By: __________________________
                                             Name: ________________________
                                             Title: _______________________

                                    Address: 767 Fifth Avenue
                                             45th Floor
                                             New York, New York 10153
                                             Facsimile: (212) 826-0269



                                    SANDLER CAPITAL PARTNERS IV FTE, L.P.


                                    By: Sandler Investment Partners, L.P.,
                                        its general partner


                                    By: Sandler Capital Management,
                                        its general partner


                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                    Address: 767 Fifth Avenue
                                             45th Floor
                                             New York, New York 10153
                                             Facsimile: (212) 826-0269

                                    CAPITAL COMMUNICATIONS CDPQ, INC.


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: 1981 McGill College Avenue
                                             Suite 725
                                             Montreal, Quebec
                                             H3A 3C7
                                             Facsimile: (514) 847-5980


                                    TD CAPITAL GROUP LIMITED


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                        Address: 55 King Street West
                                                 TD Bank Tower
                                                 TD Centre
                                                 Toronto, Ontario
                                                 M5K 1A2
                                                 Facsimile: (416)

                                    ONTARIO MUNICIPAL EMPLOYEES
                                    RETIREMENT BOARD


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: One University Avenue, Suite 1100
                                             Toronto, Ontario
                                             M5J2PI
                                             Facsimile: (416) 369-0675


                                    NAUTILUS EQUITY INVESTORS LLC


                                    By: ___________________________________


                                    By: ___________________________________

                                    Address: Eleven Madison Avenue
                                             New York, New York 10010-3622


                                    IHI HYDRO, INC.


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                    Address: The Toronto Dominion Center
                                             55 King Street West at Bay Street
                                             TD Bank Tower, 8th Floor
                                             Toronto, Ontario  M5K1A2

                                                                     (Exhibit A)


                                  STOCKHOLDERS


  Beneficially                     Name of Beneficial                         Total Number of Shares
 Title of Class                           Owner                                  Beneficially Owned


Common / Class B                  Boston Ventures Limited Partnership V           2,941,176 / 199
                                  One Federal Street,
                                  23rd Floor
                                  Boston, MA 02110-2003

Common / Class B                  TD Capital Group Limited                        1,283,254 / 87
                                  55 King Street
                                  Toronto Dominion Bank
                                  Tower, 8th Floor P.O. Box 1
                                  Toronto Dominion Centre
                                  Toronto, Ontario M5K
                                  1A2 Canada

Common / Class B                  Kelso Investment Associates VI, L.P.            2,500,000 / 169
                                  320 Park Avenue, 24th Floor
                                  New York, NY 10022

Common / Class B                  KEP VI, L.L.C.                                   441,176 / 30
                                  320 Park Avenue
                                  24th Floor
                                  New York, NY  10022

Common / Class B                  Providence Equity Partners III, L.P.            1,508,378 / 99
                                  Fleet Center, 9th Floor
                                  50 Kennedy Plaza
                                  Providence, RI 02903

Common / Class B                  Providence Equity Operating Partners              11,230 / 0
                                  III L.P.
                                  Fleet Center, 9th Floor
                                  50 Kennedy Plaza
                                  Providence, RI  02903

Common / Class B                  Capital Communications                          1,470,588 / 100
                                  CDPQ, Inc.
                                  1981 McGill College Avenue
                                  Montreal, Quebec H3A
                                  3C7 Canada



                                      A-1



Common / Class B                  Spectrum Equity Investors III, L.P.             1,458,824 / 99
                                  One International Place, 29th Floor
                                  Boston, MA 02110

Common / Class B                  Spectrum Entrepreneurs' Fund, L.P.                45,588 / 0
                                  One International Place
                                  29th Floor
                                  Boston, MA  02110

Common / Class B                  Spectrum III Investment                           15,196 / 0
                                  Managers' Fund, L.P.
                                  One International Place
                                  29th Floor
                                  Boston, MA  02110

Common / Class B                  Sandler Capital Partners IV, L.P.                521,176 / 35
                                  767 5th Avenue
                                  45th Floor
                                  New York, NY  10153

Common / Class B                  Sandler Capital Partners IV FTE, L.P.            214,118 / 14
                                  767 5th Avenue
                                  45th Floor
                                  New York, NY  10153

Common / Class B                  Ontario Municipal Employees                      558,824 / 38
                                  Retirement Board
                                  One University Avenue
                                  Suite 110
                                  Toronto, Ontario
                                  M5J2P1

Common / Class B                  Nautilus Equity Investors, LLC                   294,118 / 20
                                  Eleven Madison Avenue
                                  New York, NY  10010-3622

Common / Class B                  IHI Hydro, Inc.                                 1,635,286 / 110
                                  The Toronto Dominion Centre
                                  55 King Street W at Bay Street
                                  TD Bank Tower
                                  8th Floor
                                  Toronto, Ontario  M5K1A2


                                                                     (Exhibit B)




                                  FORM OF PROXY


     The undersigned, for consideration received, hereby appoints ? or ? and each of them my proxies, with power of substitution, to vote all (i) common shares, par value $1.50 per share, of GlobeNet Communications Group Limited, a Bermuda company (the "Company") and (ii) Class B restricted voting shares, par value $1.50 per share, of the Company, owned by the undersigned at the Special Meeting of Shareholders of the Company to be held [insert date, time and place] and at any adjournment thereof FOR approval and adoption of the Agreement and Plan of Arrangement, dated as of March 10, 2000, by and among the Company and Worldwide Fiber Inc., a Canadian corporation ("WFI"), providing for the exchange of shares (the "Arrangement") of the Company and WFI, and the Arrangement, and AGAINST any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Arrangement. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement, dated as March 10, 2000, among certain shareholders of the Company, including the undersigned, and WFI terminates in accordance with its terms.


                                       Dated ___________________, 2000

                                       _________________________________
                                          (Signature of Shareholder)




















                                      B-1